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                                                                   Exhibit 10.17

                     SEVERANCE AGREEMENT AND GENERAL RELEASE


This Severance Agreement and General Release (the "Agreement") confirms the following understandings and agreements between CYBERSHOP INTERNATIONAL, INC. ("Employer"), and EDWARD MUFSON ("Employee") concerning Employee's employment and termination thereof.

         13.      Employment Status:


                  (a) Employee's last date of employment will be January 20, 2000 (the "Termination Date").

                  (b) Employee will be paid his salary through January 20, 2000 in accordance with normal payroll practices. Employee will also be paid for any unused accrued vacation days, less applicable withholding taxes. Employee's health coverage under the Employer's group health plan will terminate on January 31, 2000. Thereafter, Employee will be provided an opportunity to continue health coverage for himself and qualifying dependents under the Employer's group health plan in accordance with the Consolidated Omnibus Budget Reconciliation Act ("COBRA").

                  (c) Except as otherwise set forth in this Agreement, from and after the Termination Date, Employee shall not be entitled to receive any further compensation or monies from Employer or to receive any benefits or participate in any benefit plan or program of Employer, including but not limited to, the Employer's 401(k) Plan.

         14. Severance: Provided Employee complies with his obligations under this Agreement, Employee shall be entitled to severance as follows:

                  (a) Severance: The Employer will pay Employee $75,000, less applicable withholding taxes. Such payment will be made in a lump-sum in the next payroll period following the Effective Date (as defined in paragraph 7). Together with Employee's final paycheck, the gross amount of such payment will be $79,615.38, and the net amount will be $59,442.64.

                  (b) The provisions of paragraph 2(a) will have no force and effect if Employee revokes this Agreement as provided in paragraph 7 below.

         15. (a) Full Release: In consideration of the benefits and compensation provided in paragraph 2(a) herein, Employee, for himself, his heirs, executors, administrator, successors, and assigns (hereinafter referred to as the "Releasors") hereby fully releases and discharges Employer, its officers, directors, employees, agents, insurers, underwriters, subsidiaries, parents, affiliates, successors or assigns (all such persons, firms, corporations and entities being


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deemed beneficiaries hereof and are referred to herein as the "Releasees") from any and all actions, causes of action, claims, obligations, costs, losses, liabilities, damages, attorneys' fees, and demands of whatsoever character, whether or not known, suspected or claimed, which the Releasors have, or hereafter may have, against the Releasees by reason of any matter, fact or cause whatsoever from the beginning of time to the date of this Agreement, including, without limitation, all claims arising out of or in any way related to Employee's employment or the termination of his employment.

                  This Agreement of Employee shall be binding on the executors, heirs, administrators, successors and assigns of Employee and shall inure to the benefit of the respective executors, heirs, administrators, successors and assigns of the Releasees.

                  (b) For and in consideration of the release set forth in clause (a) above, Employer, for and on behalf of the Releasees, releases Employee from any and all actions, causes of action, claims, obligations, costs, losses, liabilities, damages, attorneys' fees, and demands of whatsoever character, whether or not known, suspected or claimed, which the Employer has, or hereafter may have, against Employee by reason of any matter, fact or cause whatsoever from the beginning of time to the date of this Agreement, including, without limitation, all claims arising out of or in any way related to Employee's employment or the termination of his employment.

         16. Confidentiality: Employee agrees that the terms of this Agreement have been and shall be held strictly confidential by him and his attorneys and accountants, and that he shall not, and shall instruct his attorneys and accountants not to disclose any such information, orally or in writing, to anyone else, including without limitation, any past, present or future employee or agent of the Employer. Employee recognizes that, in the event he or his attorneys disclose any information contrary to the confidentiality provisions of this Agreement, any such disclosure would be a material breach of the Agreement for which the Employer shall be entitled to recover payments made under paragraph 2(a) of this Agreement, in addition to its other remedies in law and equity.

         17. Releasees' Express Denial of Liability: The payment by the Releasees of the amount specified herein above shall not be deemed an admission that any liability of the Releasees exists, and in making such payment Releasees do not admit, and expressly deny, any liability.

         18. Waiver of Rights Under Other Statutes: Employee understands that his Agreement includes the waiver of claims and rights Employee may have under other applicable statutes, including without limitation, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Employee Retirement Income Security Act; the Equal Pay Act; the Rehabilitation Act of 1973; the Americans with Disabilities Act; the Family and Medical Leave Act; the New Jersey Family Leave Act; the New Jersey Law Against Discrimination; the Fair Labor Standards Act; the New Jersey Wage and Hour Act; and/or the New Jersey Conscientious Employee Protection Act, and any and all amendments to any of same.


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         19. Waiver of Rights Under the Age Discrimination in Employment Act:
Employee understands that this Agreement, and the release contained herein, waives claims and rights Employee might have under the Age Discrimination in Employment Act ("ADEA"). The monies and other benefits offered to Employee in this Agreement are in addition to any sums or benefits that Employee would be entitled without signing this Agreement. For a period of seven (7) days following execution of this Agreement, Employee may revoke the terms of this Agreement by a written document received by Employer on or before the end of the seven (7) day period (the "Effective Date"). The Agreement will not be effective until said revocation period has expired. Employee acknowledges that he has been given up to twenty-one (21) days to decide whether to sign this Agreement. Employee has been advised to consult with an attorney prior to executing this Agreement.

         20. Return of Property: Prior to receiving the severance payment described in paragraph 2(a), Employee agrees to return to the Employer all Employer property, including without limitation, mailing lists, reports, files, memoranda, records, computer hardware, software, credit cards, door and file keys, computer access codes or disks and instructional manuals, and other physical or personal property which Employee received or prepared or helped prepare in connection with his employment with Employer, and that Employee will not retain any copies, duplicates, reproductions or excerpts thereof. Employer recognizes that Employee states that he has returned all Employer property in his possession.

         21. No Disparagement:

                  (a) Employee agrees that he shall not make, or cause to be made, any statement or communicate any information (whether oral or written) that disparages or reflects negatively on Employer or any of the Releasees. Nothing herein shall preclude Employee from complying with a subpoena or other lawful process.

                  (b) Employer agrees that it shall not make, or cause to be made, any statement or communicate any information (whether oral or written) that disparages or reflects negatively on Employee. Employer also agrees that it shall not interfere with Employee's efforts to obtain subsequent employment. It shall not be a violation of this paragraph 9(b) if an employee or independent contractor of Employer disparages Employee or interferes with his efforts to obtain subsequent employment outside the scope of his or her employment or without the authority of Employer. Nothing herein shall preclude Employer from complying with a subpoena or other lawful process.

         22. Employment Agreement is Terminated:With the exception of paragraph 9 ("Confidentiality"), which agreement shall remain in full force and effect and is hereby affirmed and ratified, the Employment Agreement entered into between Employer and Employee dated March 24, 1999 is terminated as of the Termination Date. Accordingly, Employee's agreements in paragraph 10 ("Non-Competition") will terminate as of the Termination Date.

         23. No Suit: Employee represents that he has not filed or permitted to be filed against the Employer or any of the other Releasees, individually or collectively, any lawsuits, and he covenants and agrees that he will not do so at any time hereafter. Employee will not voluntarily participate in any judicial proceeding against any of the Releasees that in any way involve the allegations and facts that he could have raised against any of the Releasees in any forum as of the date hereof. Employee agrees that he will not encourage or cooperate with any


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other current or former employee of Employer or any potential plaintiff to commence any legal action or make any claim against the Employer or against the Releasees in respect of such persons employment with the Employer or otherwise.

         24. Entire Agreement: Except as otherwise set forth herein, this Agreement sets forth the entire agreement between the parties relating to the subject matter hereof. This Agreement may not be changed orally but changed only in a writing signed by both parties.

         25. Miscellaneous:


                  (a) This Agreement shall be governed in all respects by laws of the State of New Jersey.

                  (b) Neither the Employer nor the Employee shall issue a press release announcing the termination of Employee's employment without the prior approval of the other party.

                  (c) Employer will not interfere in any way with Employee's ability to sell or otherwise transfer Employee's shares of Employer's stock.

                  (d) In the event that any one or more of the provisions of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby. Moreover, if any one or more of the provisions contained in this Agreement is held to be excessively broad as to duration, scope, activity or subject, such provisions will be construed by limiting and reducing them so as to be enforceable to the maximum extent compatible with the applicable law.

                  (e) The paragraph headings used in this Agreement are included solely for convenience and shall not affect or be used in connection with the interpretation of this Agreement.



         IN WITNESS THEREOF, Employer and Employee have executed this Severance Agreement and General Release on this ____ day of ______________, 2000.


                                              CYBERSHOP INTERNATIONAL, INC.



                                              By:_______________________________





                                              __________________________________
                                              EDWARD MUFSON



                                              Date:_____________________________